UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-183886	59-3564984
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 28, 2014, Ignyta, Inc. (the “Company”) issued a press release announcing its financial results for the year ended December 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of February 28, 2014, the Board of Directors (the “Board”) of the Company increased the size of the Board from three to five directors and appointed James L. Freddo, M.D. and James Bristol, Ph.D. as directors of the Company.

Each of Dr. Freddo and Dr. Bristol will serve as a director until his successor is duly qualified and elected, or until his earlier death, resignation, disqualification or removal. Dr. Freddo has been named to serve on the Company’s Audit Committee and as Chairperson of the Company’s Nominating and Corporate Governance Committee. Dr. Bristol has been named to serve on the Company’s Compensation Committee and Nominating and Corporate Governance Committee.

Upon joining the Board, Dr. Freddo and Dr. Bristol were each granted an option to purchase 24,000 shares of common stock of the Company with an exercise price equal to the closing price of the common stock on the OTCQB on February 28, 2014. One-third of the total number of shares subject to the option grant shall vest on the one-year anniversary of the vesting commencement date, and 1/36th of the total number of shares subject to the option grant shall vest on each monthly anniversary thereafter, subject to the recipient’s continued service with the Company on each vesting date.

There are no understandings or arrangements between Dr. Freddo or Dr. Bristol and any other persons pursuant to which either of them was selected as a director, and the Company has determined that there are no related person transactions between Dr. Freddo or Dr. Bristol and the Company, as contemplated by Item 404(a) of Regulation S-K. The Board has determined that Dr. Freddo and Dr. Bristol meet the independence requirements of the NASDAQ Capital Market.

Item 8.01.	Other Events

On February 28, 2014, the Board approved the formation of its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (collectively, the “Committees”). The Board has approved charters for each of the Committees to govern their membership and function. The Audit Committee consists of Alexander Casdin, Dr. Freddo and Heinrich Dreismann, Ph.D., with Mr. Casdin acting as its Chairperson. The Compensation Committee consists of Dr. Dreismann, Mr. Casdin and Dr. Bristol, with Dr. Dreismann acting as its Chairperson. The Nominating and Corporate Governance Committee consists of Dr. Freddo, Mr. Casdin and Dr. Bristol, with Dr. Freddo acting as its Chairperson.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2014	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
Name: Jonathan E. Lim, M.D. Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 28, 2014.

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